                                [TEAMSTAFF LOGO]

CONTACT INFORMATION:

TEAMSTAFF, INC.                               CCG INVESTOR RELATIONS
300 Atrium Drive                              15300 Ventura Boulevard, Suite 303
Somerset, NJ  08873                           Sherman Oaks, CA 91403
(732) 748-1700                                (818) 789 0100
T. KENT SMITH, PRESIDENT & CEO                CROCKER COULSON
                                              PARTNER

                    TEAMSTAFF ANNOUNCES FOURTH FISCAL QUARTER
                     AND FISCAL YEAR 2004 FINANCIAL RESULTS

Somerset, NJ - December 21, 2004 - TeamStaff, Inc. (NASDAQ: TSTF), one of the
nation's leading providers of healthcare staffing and specialty payroll services, today announced financial results for the quarter and fiscal year ended September 30, 2004. As a result of TeamStaff's sale of its Professional
Employer Organization (PEO) segment on November 17, 2003, all results reported in this release have been reclassified to show PEO operations and certain related corporate expenses as discontinued operations.

TeamStaff's revenues from continuing operations for the three months ended
September 30, 2004 were $9.1 million, which was comprised of $8.0 million from medical staffing services and $1.1 million from payroll services. This is compared to $13.3 million in the comparable quarter last year, which was comprised of $12.2 million from medical staffing services and $1.1 million from payroll services. Sequentially, quarterly revenues from continuing operations of
$9.1 million decreased from $9.6 million in the third quarter of fiscal 2004, which was comprised of $8.5 million from medical staffing services and $1.1 million from payroll services.

Commenting on the medical staffing industry, TeamStaff's President and CEO, T.
Kent Smith, stated, "During our fourth fiscal quarter, hospitals and other facilities continued to offer additional hours to permanent staff. Weakness in admissions caused many hospitals to continue to rely less on higher-cost travelers. This increased utilization of permanent staff also slowed the re-entry of travelers into the market. We have seen that many professionals who once traveled for temporary positions are more likely to accept a permanent position until they feel comfortable that they will be offered another acceptable temporary position at the end of their current assignment. However, given demographic realities and legislative initiatives, we remain very optimistic about the business fundamentals and are better positioned than ever for a rebound in temporary medical staffing."

Gross profit was $2.3 million, or 25.0% of revenues, in the fourth quarter of fiscal 2004 as compared to $2.6 million or 19.5% of revenues in the fourth quarter of fiscal 2003. Sequentially, this compares with gross profit of $2.3 million or 23.9% of revenues in the third quarter of fiscal 2004. The increase in gross profit percentage relates to the higher-margin payroll processing division being a larger component of total revenue, as well as to higher margins realized in the medical staffing division. In the fourth quarter of fiscal 2004, gross margin in the medical staffing division increased over 4.0 percentage points over the comparable quarter in fiscal 2003. The increase in medical staffing gross margins was driven by more prudent expense management and selective price increases.

Operating expenses of $2.5 million decreased $0.4 million, or 15%, in the fourth quarter of fiscal 2004 as compared to the corresponding quarter of fiscal 2003, and decreased $0.5 million, or 17%, as compared to the third quarter of fiscal
2004. The year-over-year decrease in quarterly expenses was driven by lower employee headcount. The sequential decrease was driven by the absence of SERP expense related to the former CEO and CFO, the reversal of $0.1 million of excess bad debt reserves and lower employee headcount. TeamStaff's loss from continuing operations was $0.1 million, or ($0.01) per share for the quarter ended September 30, 2004, compared to a loss of $0.2 million, or ($0.01) per share, in the same quarter of last year and $0.4 million, or ($0.03) cents per share, in the third quarter of fiscal 2004. These results were within the guidance provided by TeamStaff on August 2, 2004, and confirmed on November 8,
2004, and represent the second consecutive quarter of reduced loss from continuing operations. Net loss, including discontinued operations, was $0.4 million, or ($0.03) per share, compared to a net loss of $0.7 million, or
($0.05) per share, in the fourth quarter of last year and $0.9 million, or
($0.05) per share, in the third quarter of fiscal 2004. The net loss was affected by a $0.2 million, or ($0.02) per share, loss from discontinued
operations in the fourth quarter of 2004 and a $0.6 million, or ($0.04) per share, loss from discontinued operations in the fourth quarter of fiscal 2003.
It compares sequentially with a $0.4 million, or ($0.02) per share, loss from discontinued operations in the third quarter of fiscal 2004.

TeamStaff's revenues from continuing operations for the year ended September 30,
2004 were $37.3 million compared to $62.8 million last year. Fiscal 2004 revenues were comprised of $32.9 million from medical staffing and $4.4 million from payroll services. Fiscal 2003 revenues were comprised of $58.1 million from medical staffing and $4.7 million from payroll services. As noted above, the decrease relates primarily to trends in the medical staffing industry. Operating expenses for the year ended September 30, 2004 decreased $3.2 million, or 22%, compared to last year. The decrease, as stated above, was primarily attributable to lower severance and retirement benefits related to the former CEO and CFO, approximating $2.0 million, as well as the previously mentioned reduction in employee headcount. Loss from continuing operations was $1.8 million, or ($0.11)
per share, compared to $1.5 million, or ($0.10) per share, last year. Net loss, including discontinued operations, was $4.1 million, or ($0.26) per share, compared to a net loss of $28.9 million, or ($1.84) per share, last year. The net loss includes a $2.3 million, or ($0.15) per share, loss from discontinued
operations in fiscal 2004 and a $27.4 million, or ($1.74) per share, loss from discontinued operations in fiscal 2003.

Commenting on TeamStaff's overall 2004 performance, Mr Smith stated, "Fiscal year 2004 was a year of transition for TeamStaff. We sold our PEO and temporary technical staffing businesses, restructured our medical staffing sales model, forged complementary alliances, developed a vendor management offering, and added significantly to the senior management ranks of our TeamStaff Rx division.
At the same time, we made great strides operationally by reducing annualized corporate overhead by over 40% and added liquidity to our balance sheet by freeing up nearly $3 million of workers' compensation overfunding. These accomplishments throughout fiscal 2004, along with the recent successful private placement of almost 2.4 million shares of our common stock, will provide a solid foundation in helping us achieve our 2005 targets. Our recent acquisition of the nurse staffing business of Nursing Innovations, which helps us meet our target of acquiring complementary staffing organizations, sets us up well to make additional strategic acquisitions and capitalize on an industry turnaround."

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors'
offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services,
TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors, including but not limited to: (i) regulatory and tax developments; (ii)
changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure;
(iv) ability to effectively implement its business strategies and operating efficiency initiatives, including, but not limited to, its business, acquisition and growth strategy for TeamStaff Rx; (v) ability to complete potential acquisitions and integrate them effectively; (vi) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vii) ability to retain qualified management personnel; (viii)
changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (ix) the favorable or unfavorable development of workers'
compensation claims covered under TeamStaff's workers' compensation programs;
and (x) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S. Securities and
Exchange Commission. These factors are described in further detail in
TeamStaff's filings with the U.S. Securities and Exchange Commission.

                            (financial tables follow)

                           TEAMSTAFF, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS
                                (AMOUNTS IN THOUSANDS)

                                                                          September 30,      September 30,
                                                                              2004                2003
                                                                          -------------      -------------
ASSETS
CURRENT ASSETS

     Cash and cash equivalents                                             $ 3,060            $ 4,329
     Restricted cash                                                         1,800              1,264
     Accounts receivable, net of allowance for doubtful
     accounts of $39 and $142 at September 30, 2004 and 2003,
     respectively                                                            3,013              4,926
     Prepaid workers' compensation                                           1,000                963
     Deferred tax asset                                                         90                  -
     Other current assets                                                    1,267              1,447
                                                                           -------            -------
          Total current assets                                              10,230             12,929
                                                                           -------            -------
EQUIPMENT AND IMPROVEMENTS
     Furniture and equipment                                                 2,795              2,795
     Computer equipment                                                        367                367
     Computer software                                                       1,120              1,101
     Leasehold improvements                                                    224                224
                                                                           -------            -------
                                                                             4,506              4,487
     Accumulated depreciation and amortization                              (3,589)            (3,180)
                                                                           -------            -------
       Equipment and improvements, net                                         917              1,307
DEFERRED TAX ASSET, net of current portion                                  16,723             14,875
TRADENAME                                                                    4,199              4,199
GOODWILL                                                                     1,710              1,710
OTHER ASSETS
     Prepaid workers compensation,  net of current portion                   3,341              2,682
     Other assets                                                              309                555
                                                                           -------            -------
          Total other assets                                                 3,650              3,237
                                                                           -------            -------
                                                                            37,429             38,257
ASSETS FROM DISCONTINUED OPERATIONS                                              -             22,360
                                                                           -------            -------
TOTAL ASSETS                                                               $37,429            $60,617
                                                                           =======            =======

Certain reclassifications have been made to prior years amounts to conform to the current year presentation

                        TEAMSTAFF, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                (AMOUNTS IN THOUSANDS)

                                                                                  September 30,       September 30,
                                                                                      2004                 2003
                                                                                  -------------       -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion of long-term debt                                              $   112              $    61
     Accounts payable                                                                   731                  669
     Accrued payroll                                                                    782                2,856
     Accrued pension liability                                                          588                  776
     Deferred tax liability                                                               -                  538
     Accrued workers' compensation                                                    1,626                1,653
     Accrued expenses and other current liabilities                                     770                1,528
                                                                                    -------              -------
          Total current liabilities                                                   4,609                8,081
LONG-TERM DEBT, net of current portion                                                   24                   94
ACCRUED PENSION LIABILITY, net of current portion                                       840                  948
LIABILITIES FROM DISCONTINUED OPERATIONS                                                963               16,384
                                                                                    -------              -------
          Total liabilities                                                           6,436               25,507
                                                                                    -------              -------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
     Preferred stock, $.10 par value; authorized 5,000 shares; 0 issued
          and outstanding                                                                 -                    -
     Common Stock, $.001 par value; authorized 40,000 shares;
          issued 15,721 and 16,267 at September 30, 2004 and 2003,
          respectively; outstanding 15,714 and 15,714 at September 30, 2004
          and 2003, respectively                                                         16                   16
     Additional paid-in capital                                                      62,963               65,256
     Retained (deficit) earnings                                                    (31,651)             (27,572)
     Accumulated comprehensive losses                                                  (311)                (273)
     Treasury Stock, 7 and 553 shares at cost at September 30, 2004 and
     2003 respectively                                                                  (24)              (2,317)
                                                                                    -------              -------
          Total shareholders' equity                                                 30,993               35,110
                                                                                    -------              -------
     TOTAL LIABILITIES AND  SHAREHOLDERS' EQUITY                                    $37,429              $60,617
                                                                                    =======              =======

                        TEAMSTAFF, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE THREE MONTHS ENDED            FOR THE YEAR ENDED
                                                                   -----------------------------    -------------------------------
                                                                   September 30,   September 30,    September 30,     September 30,
                                                                      2004             2003             2004              2003
                                                                   -------------   -------------    -------------     -------------

REVENUES                                                            $  9,110        $ 13,316          $ 37,288          $ 62,805
DIRECT EXPENSES                                                        6,829          10,713            28,545            50,615
                                                                    --------        --------          --------          --------
       Gross profit                                                    2,281           2,603             8,743            12,190
OPERATING EXPENSES                                                     2,457           2,899            11,371            14,594
DEPRECIATION AND AMORTIZATION                                            109              91               409               329
                                                                    --------        --------          --------          --------
       Loss from operations                                             (285)           (387)           (3,037)           (2,733)
OTHER INCOME (EXPENSE)
       Interest income                                                     4              10                38                63
       Interest expense                                                  (10)            (25)              (81)             (220)
       Other Income                                                       60             114               232               538
                                                                    --------        --------          --------          --------
                                                                          54              99               189               381
                                                                    --------        --------          --------          --------
       Loss before tax                                                  (231)           (288)           (2,848)           (2,352)
INCOME TAX BENEFIT                                                        86             123             1,083               861
                                                                    --------        --------          --------          --------
       Loss from continuing operations                                  (145)           (165)           (1,765)           (1,491)
LOSS FROM DISCONTINUED OPERATIONS:
       Loss from operations, net of tax benefit (expense) of
       $150, $(66), $856 and $3,015 for the quarters and years
       ended September 30, 2004 and 2003, respectively                  (241)           (584)           (1,387)          (27,394)

       Loss from disposal, net of tax benefit of $4, $0,
       $575, and $0 for the quarters and years ended
       September 30, 2004 and 2003, respectively                          (6)           --                (927)             --
                                                                    --------        --------          --------          --------
                                                                        (247)           (584)           (2,314)          (27,394)
                                                                    --------        --------          --------          --------
       Net loss                                                     $   (392)       $   (749)         $ (4,079)         $(28,885)
                                                                    ========        ========          ========          ========
LOSS PER SHARE - BASIC & DILUTED
       Loss from continuing operations                              $  (0.01)       $  (0.01)         $  (0.11)         $  (0.10)
       Loss from discontinued operations                               (0.02)          (0.04)            (0.15)            (1.74)
                                                                    --------        --------          --------          --------
       Net loss                                                     $  (0.03)       $  (0.05)         $  (0.26)         $  (1.84)
                                                                    ========        ========          ========          ========
BASIC AVERAGE SHARES OUTSTANDING                                      15,714          15,732            15,714            15,732
                                                                    ========        ========          ========          ========
DILUTED  AVERAGE SHARES OUTSTANDING                                   15,714          15,732            15,714            15,732
                                                                    ========        ========          ========          ========

Certain reclassifications have been made to prior years amounts to conform to the current year presentation